Exhibit 10.7



                               OPERATING AGREEMENT
                                       FOR
                               SAN JOSE GRILL LLC
                     A CALIFORNIA LIMITED LIABILITY COMPANY




THIS OPERATING AGREEMENT is made as of June ___, 1997, by and among the parties listed on the signature pages hereof, with reference to the following facts:

     A. HOTEL EQUITY FUND III, L.P. has an ownership interest in the San Jose Fairmont Hotel located in San Jose, California. Grill Concepts, Inc. operates The Grill Restaurant in Beverly Hills, California and owns the uniform restaurant operating system necessary for the establishment and operation of distinctive restaurants with distinctive features, equipment, equipment designs, food formulas, inventory, manuals, training systems and accounting systems (the "Operating System") which restaurant and operating systems are identified by the service and trademarks "The Grill" and related words and symbols (the "Existing Marks") identifying these restaurants and their goods and services. The term "Marks" shall include the Existing Marks and such other tradenames, service marks, logo types, trade symbols, emblems, signs, slogans, insignias, trademarks, designs, patents and copyrights as Grill Concepts, Inc. now owns or may hereafter acquire, develop or adopt or designate for use in connection with the Operating System.

     B. HOTEL EQUITY FUND III, L.P. and Grill Concepts, Inc. desire to form this Company to own and operate a "Grill" restaurant ("Restaurant") on the Premises in the San Jose Fairmont pursuant to the lease agreement executed concurrently herewith between this Company and the San Jose Fairmont (the "Lease"). The parties desire to adopt and approve an operating agreement for the Company to own and operate the Restaurant.

NOW, THEREFORE, the parties (hereinafter sometimes collectively referred to as the "Members," or individually as the "Member") by this Agreement set forth the operating agreement for the Company under the laws of the State of California upon the terms and subject to the conditions of this Agreement.

                                   ARTICLE 1.
                                   DEFINITIONS

     When used in this Agreement, the following terms shall have the meanings set forth below (all terms used in this Agreement that are not defined in this Article 1 shall have the meanings set forth elsewhere in this Agreement):


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     1.1 "Act" means the California Limited Liability Company Act, Calif. Corps.
Code Section 17000 et seq., as the same may be amended from time to time.

     1.2 "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

          1.2(a) Credit to such Capital Account any amounts which such Member is obligated to restore pursuant to this Agreement or is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(C) after taking into account any changes during such year in Company minimum gain and in minimum gain attributable to any Company nonrecourse debt under Regulations Section 1.704-2(d)(2) and (3); and

          1.2(b) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704- 1(b)(2)(ii)(d) of the Regulations and shall be interpreted con- sistently therewith.

     1.3 "Affiliate" means any individual, partnership, corporation, trust or other entity or association, directly or indirectly controlled by, or under common control with the Member. The term "control," as used in the immediately preceding sentence, means, with respect to a corporation or limited liability company the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the controlled corporation or limited liability company, and, with respect to any individual, partnership, trust, other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

     1.4 "Agreement" means this Operating Agreement, as originally executed and as amended from time to time, which shall constitute "regulations" for purposes of the Act.

     1.5  "Articles"   means  the  Articles  of  Organization  for  the  Company
originally filed with the California Secretary of State and as amended from time to time.

     1.6 "Assignee" means a person who has acquired an Economic Interest in the Company but who has not been admitted as a Substituted Member.



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     1.7  "Bankruptcy"  means: (a) the filing of an application by a Member for, or his or her consent to, the appointment of a trustee, receiver, or custodian of his or her other assets; (b) the entry of an order for relief with respect to a Member in proceedings under the United States Bankruptcy Code, as amended or superseded from time to time; (c) the making by a Member of a general assignment for the benefit of creditors; (d) the entry of an order, judgment, or decree by any court of competent jurisdiction appointing a trustee, receiver, or custodian of the assets of a Member unless the proceedings and the person appointed are dismissed within ninety (90) days; or (e) the failure by a Member generally to pay his or her debts as the debts become due within the meaning of Section 303(h)(1) of the United States Bankruptcy Code, as determined by the Bankruptcy Court, or the admission in writing of his or her inability to pay his or her debts as they become due.

     1.8 "Capital Account" means with respect to any Member the capital account which the Company establishes and maintains for such Member pursuant to Section 3.3.

     1.9 "Capital Contributions" means the total value of cash and fair market value of property (including promissory notes) contributed and/or services rendered or to be rendered to the Company by Members.

     1.10 "Code" means the Internal Revenue Code of 1986, as amended from time to time, the provisions of succeeding law, and to the extent applicable, the Regulations.

     1.11 "Company" means SAN JOSE GRILL LLC.

     1.12 "Company Minimum Gain" shall have the meaning ascribed to the term "Partnership Minimum Gain" in Regulations Section 1.704- 2(d)(1).

     1.13 "Dissolution Event" means with respect to any Manager one or more of the following: the death, insanity, bankruptcy, dissolution or withdrawal, retirement, resignation, or expulsion as a Member, or occurrence of any other event which terminates the continued membership of any Manager unless the non-Manager Members consent to continue the business of the Company pursuant to
Section 8.1. The occurrence of any of the foregoing events with respect to a Member other than the Manager shall not be a Dissolution Event.

     1.14 "Distributable Cash" means the amount of cash which the Manager deems available for distribution to the Members, taking into account all Company debts, liabilities and obligations of the Company then due and amounts which the Manager deems necessary to place into reserves for customary and usual claims with respect to the Company's business. Payment of the Management Fee pursuant to


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the Management  Agreement is an expense of the Company and is not a distribution of Distributable Cash.

     1.15 "Distribution" means any money or other property transferred without consideration to Members with respect to their Membership Interests in the Company, but shall not include any payments to the Manager pursuant to Section 5.

     1.16 "Economic Interest" means a Member's or Economic Interest Owner's share of one or more of the Company's taxable income, taxable losses, and distributions of the Company's assets pursuant to this Agreement and the Act, but shall not include any other rights of a Member, including, without limitation, the right to vote or participate in the management, or any right to information concerning the business and affairs of Company.

     1.17 "Economic Interest Owner" means the owner of an Economic Interest who is not a Member.

     1.18 "Fiscal Year" means the Company's fiscal year, which shall be the calendar year.

     1.19 "Former Member" shall have the meaning ascribed to it in Section 8.1.

     1.20 "Former  Member's  Interest" shall have the meaning  ascribed to it in
Section 8.1.

     1.21 "Gross Asset Value" means, with respect to any asset of the Company, the asset's adjusted basis for federal income tax purposes; provided, however, that (i) the Gross Asset Value of any asset contributed by a Member to the Company or distributed to a Member by the Company shall be the gross fair market value of such asset (without taking into account Section 7701(g) of the Code), as reasonably determined by the contributing or distributee Member, as the case may be, and the Company; (ii) the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (without taking into account Section 7701(g) of the Code), upon the termination of the Company for federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code; and (iii) the Gross Asset Values of all Company assets may be adjusted in the sole and absolute discretion of the Manager to equal their respective gross fair market values (taking into account Section 7701(g) of the Code), as reasonably determined by the Member, as of (A) the date of the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis contribution to the capital of the Company or (B) upon the distribution by the Company to a retiring or continuing Member of more than a de minimis amount of Company property including money in reduction of such Member's interest in the Company.



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     1.22 "Liquidation"  means in respect to the Company the earlier of the date upon which the Company is terminated under Section 708(b)(1) of the Code or the date upon which the Company ceases to be a going concern (even though it may exist for purposes of winding up its affairs, paying its debts and distributing any remaining balance to its Members), and in respect to a Member where the Company is not in Liquidation means the date upon which occurs the termination of the Member's entire interest in the Company by means of a Distribution or the making of the last of a series of Distributions (in one or more years) to the Member by the Company.

     1.23 "Majority Interest" means Members holding more than 50% of the Percentage Interests.

     1.24 "Management Agreement"means the agreement attached hereto as Exhibit "A".

     1.25 "Manager" means Grill Concepts, Inc. or any successor Manager designated herein elected pursuant to Section 5.2. Each Manager shall serve until his, her or its successor has been elected and qualified.

     1.26 "Member" means each Person who (a) is an initial signatory to this Agreement, has been admitted to the Company as a Member in accordance with the Articles or this Agreement or an assignee who has become a Member in accordance with Article 7 and (b) has not resigned, withdrawn, been expelled or, if other than an individual, dissolved.

     1.27 "Member Nonrecourse Debt" shall have the meaning ascribed to the term "partner nonrecourse debt" in Regulations Section 1.704-2(b)(4).

     1.28 "Member Nonrecourse Debt Minimum Gain" means an amount with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(2).

     1.29 "Member Nonrecourse Deductions" shall have the meaning ascribed to the term "partner nonrecourse deductions" in Regulations Section 1.704-2(i).

     1.30 "Membership Interest" means a Member's entire interest in the Company including the Member's Economic Interest, the right to vote on or participate in the management, and the right to receive information concerning the business and affairs, of the Company.

     1.31 "Minimum Return Event" shall mean the receipt by the Members of all amounts due them under the Subordinated Debt and Section 6.12(a), (b) and (c) prior to July 1, 2002. If such amount is not paid by such time, the Minimum Return Event will not have occurred.


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     1.32  "Nonrecourse  Debt" shall have the  meaning set forth in  Regulations
Section 1.704-2(b)(3).

     1.33 "Nonrecourse Deductions" shall have the meaning, and the amount thereof shall be, as set forth in Regulations Section 1.704- 2(c).

     1.34   "Nonrecourse   Liability"  shall  have  the  meaning  set  forth  in
Regulations Section 1.704-2(b)(3).

     1.35 "Percentage Interest" means the percentage interest of a Member in the Company as set forth opposite the name of such Member under the column "Member's Percentage Interest" on the Schedule.

     1.36  "Person"   means  an   individual,   general   partnership,   limited
partnership, limited liability company, corporation, trust, estate, real estate investment trust association or any other entity.

     1.37 "Preferred Return" means, for each Member, a cumulative return compounded annually of ten percent (10%) per annum (pro rated for periods of less than 365 days) on the unpaid balance of such Member's Adjusted Capital Contribution. For this purpose, a Member's Adjusted Capital Contribution shall mean the excess of (1) the Member's Initial Capital Contribution to the Company, over (2) Distributions to such Member under Section 6.12(a)(ii) of this Agreement.

     1.38 "Premises"means the property described in the Lease.

     1.39 "Pro Rata Share" is defined in Section 7.9(b).

     1.40 "Profits" and "Losses" means for each fiscal year or other period, an amount equal to the Company's taxable income or loss, as the case may be, for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss and deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss); provided, however, for purposes of computing such taxable income or loss: (i) any deductions for depreciation, cost recovery or amortization attributable to any assets of the Company shall be determined by reference to their Gross Asset Value, except that if the Gross Asset Value of an asset differs from its adjusted tax basis for federal income tax purposes at any time during such year or other period, the deductions for depreciation, cost recovery or amortization attributable to such asset from and after the date during such year or period in which such difference first occurs shall bear the same ratio to the Gross Asset Value as of such date as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period from and after such date bears to the adjusted tax basis as of such date; (ii) any


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gain or loss  attributable  to the taxable  disposition of any property shall be determined by the Company as if the adjusted tax basis of such property as of such date of disposition was such Gross Asset Value reduced by all amortization, depreciation and cost recovery deductions (determined in accordance with clause
(i) above) which are attributable to said property; (iii) the computation of all items of income, gain, loss and deduction shall be made without regard to any basis adjustment under Section 743 of the Code, which may be made by the Company; (iv) any receipts of the Company that are exempt from federal income tax and are not otherwise included in taxable income or loss shall be added to such taxable income or loss; and (v) any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as expenditures described in
Section 705(a)(2)(B) of the Code pursuant to Regulations Section 1.704-1(b) shall be subtracted from such taxable income or loss.

     1.41 "Regulations" means, unless the context clearly indicates otherwise, the regulations currently in force as final or temporary that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code, and the corresponding provisions of any successor regulations.

     1.42 "Remaining Members" shall have the meaning ascribed to it in Section 8.1.

     1.43 "Schedule" means the attachment hereto identifying the Members, their residential or business addresses, their Percentage Interests, and the Capital Contributions.

     1.44 "Special Fee" shall have the meaning ascribed to it in Section 5.5.

     1.45 "Subordinated Debt" means the debt in the sum of $800,000 which bears interest at the rate of 10% per annum on the unpaid balance of the debt at the end of each year of the debt, which interest shall be added to principal for the following year, which is payable prior to the payment of any Distributions hereunder, but subordinated to the other creditors of the Company and to a Tax Draw all as set forth in the Subordinated Note instrument. The Subordinated Note is a Member Nonrecourse Debt.

     1.46 "Supermajority Interest" means the vote of Members holding more than 80% of the Percentage Interest.

                                   ARTICLE 2.
                             ORGANIZATIONAL MATTERS

     2.1 Formation. Pursuant to the Act, the Members have formed a California limited liability company under the laws of the State of California by filing the Articles with the California Secretary of State on June 6, 1997.

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The rights and  liabilities  of the Members shall be determined  pursuant to the
Act and this Agreement. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

     2.2 Name. The name of the Company shall be "SAN JOSE GRILL LLC." The business of the Company may be conducted under the name "The Grill". The Manager shall file or cause to be filed any fictitious name certificates and similar filings, and any amendments thereto, that the Manager considers appropriate or advisable.

     2.3 Term. The term of this Agreement shall be co-terminus with the period of duration of the Company provided in the Articles, unless extended or sooner terminated as hereinafter provided.

     2.4 Office and Agent. The Company shall continuously maintain an office and registered agent in the State of California as required by the Act. The principal office of the Company shall be as the Manager may determine. The Company also may have such offices, anywhere within and without the State of California, as the Manager from time to time may determine, or the business of the Company may require. The registered agent shall be as stated in the Articles or as otherwise determined by the Manager.

     2.5 Purposes of Company. The purpose of the Company is to engage in any lawful activity for which a limited liability company may be organized under the Act. Notwithstanding the foregoing, the Company shall not engage in any business other than the business of owning and operating The Grill restaurant located in the San Jose Fairmont Hotel, San Jose, California without the consent of all Members.

                                   ARTICLE 3.
                              CAPITAL CONTRIBUTIONS

     3.1 Initial Capital Contributions. Subject to Section 9.11, the Members have agreed to contribute to the capital of the Company, in cash, in the ratio of the Percentage Interests within 5 days of receipt of a written request therefor from the Manager, the aggregate amount of $400,000 as set forth on the Schedule (the "Initial Capital Contribution"). The Manager is the owner of all right, title and interest, together with all goodwill connected therewith, in and to the Operating System, "Existing Marks" and Marks (collectively, the "License Rights") and shall grant to the Company, during the term of this Agreement, the exclusive rights to use the License Rights at the location covered by the Lease pursuant to the Management Agreement. The Manager shall receive no credit to its Capital Account for such contribution, nor shall the Manager receive any compensation for such contribution except as set forth herein.


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     3.2 Additional  Capital  Contributions.  Except as provided in this Section
3.2 and Section 6.6, the Members shall not be required to contribute additional capital to the Company. If, however, the Manager determines that additional capital is necessary, the Manager may, from time to time, cause the Company to attempt to borrow all or a portion of the necessary amount, or, by written notice, call for the Members to make Additional Capital Contributions up to the sum of $300,000. Such Additional Capital Contributions up to $300,000 shall be contributed by the Members in the ratio of their Percentage Interests. The
obligation  to  make  Additional   Capital   Contributions  set  forth  in  this
Section 3.2 shall be a personal liability of the Members which may be enforced by any legal remedy.

     3.3 Capital Accounts. The Company shall maintain on its books a Capital Account for each Member. For this purpose, "Capital Account" means with respect to each Member the amount of money contributed by such Member to the capital of the Company, increased by the Gross Asset Value of any property contributed by such Member to the capital of the Company (net of Liabilities securing such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code), and the amount of any Profits allocated to such Member, and decreased by the amount of money distributed to such Member by the Company (exclusive of a guaranteed payment within the meaning of Section 707(c) of the Code paid to such Member), the Gross Asset Value of any property distributed to such Member by the Company (net of Liabilities securing such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code), and the amount of any Losses charged to such Member. To the extent an adjustment to the tax basis of any Company asset is made pursuant to Code Sections 734(b) or 743(b), and such adjustment is required by Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the Capital Accounts of the Members shall be adjusted to reflect an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), which is specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations. In the event the Gross Asset Values of Company assets are otherwise adjusted pursuant to the terms of this Agreement, the Capital Accounts of the Members shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Company recognized gain or loss equal to the amount of such aggregate net adjustment and such gain or loss was allocated to the Members pursuant to the appropriate provisions of this Agreement. The foregoing Capital Account definition and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. The transferee of all or a portion of an Economic Interest shall succeed to that portion of the transferor's Capital Account which is allocable to the portion of the Economic Interest transferred. A Member who has more than one Economic Interest in the Company shall have a single Capital Account that reflects all such Economic Interests, regardless of the class of Economic Interests owned by such Member and of the time or manner in which the Economic Interests were acquired.


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     3.4 Treatment of Capital  Contributions.  Except as otherwise  specifically set forth in this Agreement, no Member shall:

          3.4(a) receive any interest on its Capital Contributions or on the balance in its Capital Account;

          3.4(b) have the right to withdraw or reduce its Capital  Contributions
     or  to  receive  any   Distributions   from  the  Company  except  for  the
     Distributions to be made in accordance with this Agreement;

          3.4(c) have the right to demand or receive property other than cash in return for its Capital Contributions or as Distributions;

          3.4(d) be compelled to accept a Distribution of any asset in kind from the Company in lieu of a proportionate Distribution of cash being made to other Members; or

          3.4(e) have priority over any other Member with respect to a return of Capital Contributions or the allocations of Profits, Losses or Distributions of Distributable Cash, except as set forth in this Agreement.

     3.5 No Obligation to Fund Capital Account Deficit. Except as set forth in this Article 3, if, after the Liquidation, allocations and Distributions described in Section 10.5, a Member has a deficit balance in its Capital Account, such Member shall not be required to fund any such deficit balance in its Capital Account.

                                   ARTICLE 4.
                                    MEMBERS

     4.1 Limited Liability. Except as required under the Act or as expressly set forth in this Agreement, no Member shall be personally liable for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise.

     4.2 Admission of Additional Members. The Manager may admit to the Company additional Members, from time to time, subject to the following:


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          4.2(a) The Manager and Members holding a  Supermajority  Interest must consent to the admission; and

          4.2(b) The additional Member shall make a Capital Contribution in such amount and on such terms as the Manager and the Members holding a Supermajority Interest determine to be appropriate based upon the needs of the Company, the net value of the Company's assets, the Company's financial condition, and the benefits anticipated to be realized by the additional Member.

     4.3 Withdrawals or Resignations. A Member other than the Manager may withdraw or resign from the Company, but such withdrawal will only result in the conversion to an Economic Interest Owner and will not entitle the Member to any distribution from the Company under Chapter 6 of the Act prior to the time he would have received such distribution from the Company as a Member, nor shall the withdrawing Member be relieved of any liabilities to the Company or its creditors. The Manager may not withdraw as a Member.

     4.4 Termination of Membership Interest. Upon the transfer of a Member's Membership Interest in violation of this Agreement, the withdrawal of a Member in accordance with Section 4.3, or the occurrence of an Event described in
Section 1.16 as to such Member which does not result in the dissolution of the Company, unless the Company consents to the admission of a successor as a Member, the Membership Interest of a Member shall be terminated by the Manager and Articles 7 and 8 shall apply.

     4.5 Transactions with the Company. Subject to Section 5.5 and any limitations set forth in this Agreement and with the prior approval of the Supermajority Interest after full disclosure of the Member's involvement, a Member or its affiliate may lend money to and transact other business with the Company. Subject to other applicable law, such Member has the same rights and obligations with respect thereto as a Person who is not a Member.

     4.6 Remuneration to Members. Except as specifically authorized in this Agreement, no Member is entitled to remuneration for acting in the Company business.

     4.7 Voting Rights. Except as expressly provided in this Agreement or the Articles, Members shall have no voting, approval or consent rights. The following matters shall require the vote, approval or consent of a Supermajority Interest of the Members in order to authorize or approve such act:

          4.7(a) A decision to dissolve the Company;

          4.7(b) Any amendment of the Articles or this Agreement;



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                                       11.
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          4.7(c) A decision to merge the Company with or into another entity;

          4.7(d) The continuation or election of a Manager under Section 5.2(c) and (d) (which shall only require the vote set forth in those Sections);

          4.7(e) A decision to compromise the obligation of a Member to make a Capital Contribution or return money or property paid or distributed in violation of the Act;

          4.7(f) A sale or other disposition of all or a substantial part of the Company's assets;

          4.7(g) The refinancing of the property of the Company if secured by such property and any borrowing of the Company if in excess of $10,000 other than the Subordinated Debt; or

          4.7(h) Approval of the Construction Budget and annual operating and capital budget of the Company as presented by the Manager.

          4.7(i) Approval of a material deviation in the operation of the business from the Construction Budget and annual operating and capital budgets;

          4.7(j) A decision to change the nature of the business or any other fundamental decisions covering the business operations or structural organization of the Company;

          4.7(k) Approval of transactions between the Company and any Member or Manager, except as otherwise expressly set forth herein;

          4.7(l) The admission of additional Members to the Company; and

          4.7(m) The lending of any money of the Company or the guarantying or becoming liable for, directly or indirectly, the debts, obligations or liabilities of anyone other than the Company.

          4.8 Meetings of Members. Meetings of Members may be held in accordance with the Act.

                                   ARTICLE 5.
                      MANAGEMENT AND CONTROL OF THE COMPANY

     5.1 Management of the Company by Manager.

          5.1(a) Exclusive Management by Manager. Except as otherwise provided herein, the business, property and affairs of the Company shall be managed exclusively by the Manager. Except for situations in which the approval of the Members is expressly required by the Articles or this Agreement, the Manager shall have full, complete and exclusive authority, power, and discretion to manage and control the business, property and affairs of the Company, to make all decisions regarding those matters and to, perform or cause to be performed any and all other acts or activities customary or incident to the management of the Company's business, property and affairs.


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          5.1(b)  Agency  Authority  of Manager.  The Manager is  authorized  to endorse checks, drafts, and other evidences of indebtedness made payable to the order of the Company, and to sign contracts and obligations on behalf of the Company. Notwithstanding the foregoing, during the construction of the Restaurant, the expenditure of the funds set forth on the Construction
     Budget  submitted  pursuant  to  Section 9.11   hereof  shall  require  the
     signature of the Manager and one representative of the Members other than the Manager.

     5.2 Appointment of Manager.

          5.2(a) Number and Qualifications. The Company shall have one (1) Manager which initially shall be Grill Concepts, Inc. The Manager must be a Member.

          5.2(b) Resignation. A Manager may resign in connection with the Dissolution described in Section 8.1, and such resignation shall also be as a Member.

          5.2(c) Removal. The Members shall not have the right to remove a Manager except for the Good Cause set forth in the Management Agreement by a vote of the Majority Interest of the non- Manager Members. The removal of a Member as a Manager is a Dissolution Event and shall affect the Manager's rights as a Member and shall constitute a withdrawal of the Manager as a Member.

          5.2(d) Vacancies. Any vacancy occurring for any reason in the position of Manager may be filled by the Majority Interest of the Members other than the Manager as set forth in Section 4.7.

          5.2(e) Members Have No Managerial Authority. The Members shall have no power to participate in the management of the Company except as expressly authorized by this Agreement or the Articles and except as expressly required by the Act. No Member, acting solely in such capacity, is an agent of the Company. Unless expressly and duly authorized in writing to do so by a Manager or Managers, no Member shall have any power or authority to bind or act on behalf of the Company in any way, to pledge its credit, to execute any instrument on its behalf, or to render it liable for any purpose.



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                                       13.
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     5.3 Performance of Duties: Liability of Managers. The Manager shall perform his managerial duties in good faith, in a manner it reasonably believes to be in the best interests of the Company and its Members, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. In performing its duties, the Manager shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, of the following persons or groups unless they have knowledge concerning the matter in question that would cause such reliance to be unwarranted and provided that the Manager acts in good faith and after reasonable inquiry when the need therefor is indicated by the circumstances:

          5.3(a) one or more officers, employees or other agents of the Company whom the Manager reasonably believes to be reliable and competent in the matters presented; or

          5.3(b) any attorney, independent accountant, or other person as to matters which the Manager reasonably believes to be within such person's professional or expert competence.

A Manager who so performs the duties of Manager shall not have any liability by reason of being or having been a Manager of the Company. A Manager shall not be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, reckless or intentional misconduct, or a knowing violation of law by the Manager.

     5.4 Devotion of Time. The Manager is not obligated to devote all of his time or business efforts to the affairs of the Company. The Manager shall devote whatever time, effort, and skill as is necessary and appropriate for the operation of a first-class, fine dining restaurant in the same manner as the Grill in Beverly Hills, California.

     5.5 Transactions between the Company and the Manager. Notwithstanding that it may constitute a conflict of interest, the Manager may, and may cause his Affiliates to, engage in any transaction (including, without limitation, the purchase, sale, lease, or exchange of any property or the rendering of any service, or the establishment of any salary, other compensation, or other terms of employment) with the Company so long as such transaction is approved by the Supermajority Interest. The Members acknowledge and by their execution hereof approve the management fee to the Manager, in addition to Distributions to the Manager under Article 6, as a guaranteed payment of the Company equal to 5% of the gross receipts from the operation of the business, excluding the sale of the business and any extraordinary events, such as condemnation, insurance proceeds pursuant to the Management Agreement, plus as a Special Fee, a payment of one dollar ($1) for each nine dollars ($9) of principal and interest paid on the Subordinated Debt as such amounts are paid. This Management Fee and Special Fee (in addition to the share of Profits and Distributions under Article 6) shall be the sole and entire payment to the Manager for its services hereunder, and there shall be no other charge for overhead, administration, organization, accounting, salaries or any other expenses which are not direct on- site expenses of the Company at the Premises without the consent of a Supermajority Interest of the Members or as is provided in the Management Agreement.


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     5.6 Noncompetition.

          5.6(a) The Lease in Section 57.b. contains a noncompetition clause which applies to the Company in its relationship with Lessor. The Manager and its Affiliates hereby agree that the provisions of such noncompetition clause apply to Manager and its Affiliates as well as to the Company, so the Manager and its Affiliates cannot open any restaurant without the consent of the Supermajority Interest at the locations and during the periods forbidden in the Lease.

          5.6(b) Any Member (other than the Manager) and its officers, directors, shareholders, partners, members, managers, agents, trustees, employees or affiliates may engage or invest in, independently or with others, any business activity of any type or description, including without limitation, those that might be the same as or similar to the Company's business and might be in direct or indirect competition with the Company. Neither the Company nor any Member shall have any right in or to such other ventures or activities, or to the income or proceeds derived therefrom. The Members (other than the Manager) and their officers, directors, shareholders, partners, members, managers, agents, trustees employees and Affiliates may engage or invest in, independently or with others, any business activity of any type or description, including without limitation those that might be the same as or similar to the Company's business and that might be in direct or indirect competition with the Company. Neither the Company nor any Member shall have any right in or to such other ventures or activities or to the income or proceeds derived therefrom. THE MEMBERS ACKNOWLEDGE THAT LEWIS WOLFF IS A SUBSTANTIAL INVESTOR IN GRILL CONCEPTS, INC., THE MANAGER AND IS A PARTNER WITH GRILL CONCEPTS, INC. AT OTHER RESTAURANT LOCATIONS AND THAT THIS SECTION 5.6(b) APPLIES TO SUCH INVESTMENTS.

          5.6(c) The Members shall not be obligated to present any investment opportunity or prospective economic advantage to the Company, even if the opportunity is of the character that, if presented to the Company, could be taken by the Company. The Members shall have the right to hold any investment opportunity or prospective economic advantage for their own account or to recommend such opportunity to Persons other than the Company. The Members acknowledge that the Members and their Affiliates own and/or manage other businesses, including businesses that may compete with the Company and for the Members' time. Except as set forth herein, the Members hereby waive any and all rights and claims which they may otherwise have against the Members and their officers, directors, shareholders, partners, trustees, members, managers, agents, employees and Affiliates as a result of any of such activities.


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                                       15.
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     5.7 Expenses.  The Company shall  reimburse the Manager and its  Affiliates only for the actual cost of goods and materials used for or by the Company if acquired from Manager.

     5.8 Acts of Managers as Conclusive Evidence of Authority. Any note, mortgage, evidence of indebtedness, contract, certificate, statement, conveyance, or other instrument in writing, and any assignment or endorsement thereof, executed or entered into between the Company and any other person, when signed by the Manager is not invalidated as to the Company by any lack of authority of the signing Manager in the absence of actual knowledge on the part of the other person that the signing Manager had no authority to execute the same.

     5.9 Officers.

          5.9(a) Appointment of Officers. The Manager may appoint employees of the Company as officers at any time as necessary for the operation of the Company. The officers shall serve at the pleasure of the Manager, subject to all rights, if any, of an officer under any contract of employment. Any individual may hold any number of offices. No officer need be a resident of the State of California or citizen of the United States. The officers shall exercise such powers and perform such duties as shall be determined from time to time by the Manager.

          5.9(b)  Removal,  Resignation  and  Filling of  Vacancy  of  Officers.
     Subject  to  the  rights,  if  any,  of an  officer  under  a  contract  of employment, any officer may be removed, either with or without cause, by the Manager at any time. Any officer may resign at any time by giving written notice to the Manager. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

          5.9(c) Salaries of Officers. Subject to Sections 5.5 and 5.7, the salaries of all on-site employees of the Company shall be fixed by the Manager.



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                                       16.

          5.9(d) Acts of Officers as Conclusive Evidence of Authority. Any contract, certificate, statement, or other instrument in writing which is incurred in the ordinary course of business and the daily operation of the Company, and any assignment or endorsement thereof, executed or entered into between the Company and any other person, when signed by any officer of the Company, is not invalidated as to the Company by any lack of authority of the signing officers in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute the same.

     5.10 Limited Liability. No person who is a Manager or officer or both a Manager and officer of the Company shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a Manager or officer or both a Manager and officer of the Company.

                                   ARTICLE 6.
                         ALLOCATIONS OF PROFIT AND LOSS
                                AND DISTRIBUTIONS

     6.1 Time of Allocations and Distributions. Distributions of Distributable Cash and the determination of Profit and Loss allocations shall be made as soon as practicable after the end of each fiscal year of the Company. The Manager may, in its sole discretion, make distributions of Distributable Cash at intervals during a fiscal year, and prior to the final determination of Profit and Loss allocations and distributions to be made for that fiscal year. However, any distributions prior to the end of a fiscal year shall be deemed only an advance against the Distributions to be made at the end of that fiscal year and shall be subject to a final determination of the actual amount to be distributed for that fiscal year.

     6.2 Allocations of Profits and Losses.

          6.2(a) Except as set forth in 6.2(c) and (d) below, in each fiscal year of the Company, Losses shall be allocated (i) to the Members in the ratio and amount of the Additional Capital Contributions, if any, and thereafter (ii) in the ratio of the Percentage Interests.

          6.2(b) In each fiscal year of the Company, Profits shall be allocated as follows:

               (i) First, in the ratio and amount of Losses previously allocated under Section 6.2(a)(ii) and next in the ratio and amount of Losses previously allocated under Section 6.2(a)(i);



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                                       17.

               (ii) Second, to the Manager in an amount equal to the cash distributed to the Manager under Section 6.12(a)(i);

               (iii) Third, to Members in the amount of the Preferred Return accrued to the Members in proportion to such accrued Preferred Return; and

               (iv) Fourth, 831/3% to the Members in the ratio of their Percentage Interests and 162/3% to the Manager;

          6.2(c)  In  the  event  Profits  have  been   allocated   pursuant  to
     Section 6.2(b)(iii)  and (iv) for any prior year, Losses shall be allocated
     (i) first to offset any Profits allocated pursuant to Section 6.2(b)(iv), and (ii) next to offset any Profits allocated pursuant to
     Section 6.2(b)(iii) in each case pro rata among the Members in proportion to their respective shares of the Profits being offset. To the extent any allocation of Profits is offset pursuant to this Section 6.2(c), such Profits shall be disregarded in computing subsequent allocations pursuant to this Article 6.

          6.2(d) Losses allocated pursuant to Section 6.2(a) hereof shall not exceed the maximum amount of Losses that can be so allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any fiscal year. In the event some, but not all, of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 6.2(a), the limitation set forth in this Section 6.2(d) shall be applied on a Member-by-Member basis so as to allocate the maximum permissible Loss to each Member under Regulations Section 1.704-1(b)(2)(ii)(d). In the event Losses are allocated to any Member(s) under this Section 6.2(d), Profits shall first be allocated to those Members in proportion and up to the amount of such Losses, before any other allocation of Profits under this Section 6.2.

     6.3 Nonrecourse Deductions; Minimum Gain Chargeback.

          6.3(a) Nonrecourse Deductions of the Company (other than Member Nonrecourse Deductions) shall be aggregated with all other items of Company income, gain, loss and deduction in determining Profits and Losses of the Company.

          6.3(b) Except as provided in  Regulations  Section  1.704-2(f)(2)  and
     (3), if there is a net decrease in Company Minimum Gain for a Company taxable year, each Member shall be allocated items of Company income and gain for that year equal to that Member's share of the net decrease in Company Minimum Gain, as determined under Regulations Section 1.704-2(g)(2). Any Company Minimum Gain required to be charged back pursuant to the preceding sentence shall consist first of gain recognized from the disposition of Company property subject to one or more nonrecourse


9512900003-629491.7
                                       18.

     liabilities of the Company (other than any Member Nonrecourse Debt), and then if necessary of a pro rata portion of the Company's other items of income and gain for that year. If the amount of Company Minimum Gain required to be recognized pursuant to the first sentence of this Section 6.3(b) exceeds the Company's income and gains for that year, such excess shall carry over and be recognized under this Section 6.3(b) in each succeeding year until such excess is eliminated.

     6.4 Member Nonrecourse Deductions.

          6.4(a) Member Nonrecourse Deductions for any fiscal year shall, notwithstanding any other provision of this Article 6, be allocated to the Member or Members who bear the economic risk of loss for the Member
     Nonrecourse Debt to which the Member Nonrecourse Deductions are attributable under Regulations Section 1.704-2(c). Economic risk of loss shall be determined under the rules of Regulations Section 1.752-2. If more than one Member bears the economic risk of loss for a Member Nonrecourse Debt, any Member Nonrecourse Deduction attributable thereto shall be allocated to the Members in accordance with the ratios in which they share such risk of loss.

          6.4(b) Except as provided in Regulations Section 1.704-2(i)(4), if there is a net decrease in the minimum gain attributable to a Member Nonrecourse Debt of the Company during a taxable year, then each Member with a share of minimum gain attributable to Member Nonrecourse Debt at the beginning of such taxable year shall be allocated income and gain for the taxable year (and, if necessary, subsequent years) in proportion to, and to the extent of the portion of the Member's share of the net decrease in minimum gain attributable to such Member Nonrecourse Debt. Any minimum gain required to be charged back pursuant to the preceding sentence shall consist first of gains recognized from the disposition of Company property subject to Member Nonrecourse Debt, and then if necessary of a pro rata portion of the Company's other items of income and gain for that year.

     6.5 Qualified Income Offset. Notwithstanding Section 6.2, after the application of Sections 6.3 and 6.4, and in the event any Members unexpectedly receive any adjustments, allocations, or distributions described in Regulations
Section 1.704-1(b)(2)(ii)- (d)(4), (5), or (6), items of Company profits shall be specially allocated to such Members in an amount and manner sufficient to eliminate the deficit balances in their Capital Accounts (excluding from such deficit balance amounts Members are obligated to restore under this Agreement)
created by such adjustments, allocations, or distributions as quickly as possible and in a manner which complies with Regulations Section 1.704-1(b)(2)(ii)(d).

     6.6 Treatment of Special Allocations. Any special allocations of items of Company income and gain pursuant to Sections 6.3, 6.4 and 6.5 are intended to comply with the requirements of Regulations Section 1.704-2 and shall be construed and applied consistent therewith. For so long as Revenue Procedure 95-10 is in effect, notwithstanding anything else herein, the Manager shall be allocated the minimum amounts of Profits and Losses and shall make the minimum amount of Capital Contributions, if any, required by such Revenue Procedure.


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     6.7  Tax  Credits.  All  tax  credits  shall,  subject  to  the  applicable provisions of the Code and Regulations Section 1.704- 1(b), be allocated to the Members in accordance with their respective Percentage Interests in the Company as of the time the tax credit arises. Each Member's allocable share of any tax credit recapture shall bear the same ratio to the total credit recapture as such Member's share of the original tax credit subject to recapture.

     6.8 Depreciation Recapture. To the extent possible, each Member's allocable share of Company Profits which is characterized as ordinary income pursuant to Sections 1245 or 1250 of the Code, with respect to the disposition of an item of Company property shall bear the same ratio to the total Profits of the Company so characterized as such Member's share of the past depreciation and/or cost recovery deductions taken with respect to the item of property bears to all the Member's past depreciation and/or cost recovery deductions with respect to that property.

     6.9 Differing Tax Basis; Tax Allocation. The Members shall cause depreciation and/or cost recovery deductions and gain or loss with respect to each item of property to be allocated among the Members for federal income tax purposes in accordance with the principles of Section 704(c) of the Code and Regulations promulgated thereunder, so as to take into account the variation, if any, between the adjusted tax basis of such property and its Gross Asset Value. Any elections or other decisions relating to such allocations shall be made by the Manager in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 6.9 are solely for purposes of federal and state income taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provisions of this Agreement.

     6.10 Sharing Between Transferor and Transferee.

          6.10(a) Upon the transfer of all or any part of the Interest of a Member, Profits and Losses shall be allocated between the transferor and transferee on the basis of the computation method which in the reasonable discretion of the Manager is in the best interests of the partnership, provided such method is in conformity with the methods prescribed by
     Section 706 of the Code and Regulations Section 1.706-1(c)(2)(ii). Distributions of Distributable Cash shall be made to the holder of record of an Economic Interest on the date of distribution. Any transferee of an Economic Interest shall succeed to the Capital Account of the transferor Member to the extent it relates to the transferred Economic Interest;
     provided, however, that if such transfer causes a termination of the Company pursuant to Section 708(b)(1)(B) of the Code, the Capital Accounts of all Members, including the transferee, shall be redetermined as of the date of such termination in accordance with Regulations Section 1.704-1(b).


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                                       20.

          6.10(b) Subject to the provisions of the Regulations Section 1.704-1(b), adjustments to the adjusted tax basis of Company property under
     Section 743 and 732(d) of the Code shall not be reflected in the Capital Account of the transferee Member or on the books of the Company, and subsequent Capital Account adjustments for distributions, depreciation, amortization, and gain or loss with respect to such property shall disregard the effect of such basis adjustment.

     6.11 Excess  Nonrecourse  Liability  Safe Harbor.  Pursuant to  Regulations
Section 1.752-3(a)(3), solely for purposes of determining each Member's proportionate share of the "excess nonrecourse liabilities" of the Company (as defined in Regulations Section 1.752-3(a)(3)), the Members' respective interests in Company profits shall be their Member Percentage Interests.

     6.12 Distribution of Distributable Cash. In each fiscal year of the Company, Distributions of Distributable Cash shall be made to the Members as follows:

          6.12(a) (i) First, 10% to the Manager and (ii) 90% to the Members in the ratio of their Percentage Interests until the Members have received under this 6.12(a)(ii) the amount of their Initial Capital Contributions of $400,000;

          6.12(b) Second, to the payment of the Preferred Return until the entire accrued but unpaid Preferred Return has been paid pursuant to this
     Section 6.12(b) in the proportion that the Preferred Return has accrued;

          6.12(c) Third, to the Members in the ratio of their Percentage Interests until the Additional Capital Contributions have been repaid under this Section 6.12(c);

          6.12(d) Thereafter, 162/3% to the Manager and 831/3% to the Members in the ratio of their Percentage Interests.

          6.12A Tax Draw. Notwithstanding Section 6.12, the Company shall make, as a loan to the Manager, if Distributable Cash is available for such purpose, prior to Distributions under Section 6.12 above and to payments on the Subordinated Debt, an amount equal to (a) the maximum applicable combined federal and state income tax rate times the cumulative net Profit (net Profit in excess of net Losses) allocated to Manager pursuant to
     Section 6.2 over the life of the Partnership, reduced by (b) the amount of cash distributed to Manager as the Special Fee in Section 5.5 and the Distributable Cash distributed to Manager as a Manager or Member under
     Section 6.12 over the life of the Partnership. Such tax draw shall be a loan which is a personal liability of the Manager to be repaid without interest from the next Distributions due Manager under Section 6.12 as a Manager or a Member, when Manager is no longer entitled to a tax draw under this Section 6.12A. In any and all events, such tax draw shall be a liability of the Manager to the Company upon the dissolution of the Company.


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                                       21.
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     6.13 In-Kind  Distributions.  Assets of the Company (other than cash) shall not be distributed in kind to the Members without the prior approval of all Members. If any assets of the Company are distributed to the Members in kind for purposes of this Agreement, such assets shall be valued on the basis of the Gross Asset Values thereof (without taking into account Section 7701(g) of the Code) on the date of distribution. Any Member entitled to any interest in such assets shall receive such interest as a tenant-in-common with the other Member(s) so entitled with an undivided interest in such assets in the amount agreed to by such Members. Upon such distribution, the Capital Accounts of the Members shall be adjusted to reflect the amount of gain or loss that would have been allocated to the Members pursuant to the appropriate provisions of this Agreement had the Company sold the assets being distributed for their Gross Asset Values (taking into account Section 7701(g) of the Code) immediately prior to their distribution.

     6.14 Restriction on Distributions.

          6.14(a) No  Distribution  shall be made if, after giving effect to the
     Distribution:

               (i) The Company would not be able to pay its debts as they become due in the usual course of business; or

               (ii) The Company's total assets would be less than the sum of its total liabilities plus, unless this Agreement provides otherwise, the amount that would be needed, if the Company were to be dissolved at the time of the Distribution, to satisfy the preferential rights of other Members, if any, upon dissolution that are superior to the rights of the Member receiving the Distribution.

          6.14(b) The Manager may base a determination that a Distribution is not prohibited hereunder on any of the following:

               (i) Financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances;


9512900003-629491.7
                                       22.

               (ii) A fair valuation; or

               (iii) Any other method that is reasonable in the circumstances.

The effect of a  Distribution  is  measured as of the date the  Distribution  is authorized if the payment occurs within 120 days after the date of authorization, or the date payment is made if it occurs more than 120 days of the date of authorization.

          6.14(c) A Member or Manager who votes for a Distribution in violation of this Agreement or the Act is personally liable to the Company for the amount of the Distribution that exceeds what could have been distributed without violating this Agreement or the Act if it is established that the Member or Manager did not act in compliance with Section 6.14(b) or Section
     10.5. Any Member or Manager who is so liable shall be entitled to compel contribution from (i) each other Member or Manager who also is so liable and (ii) each Member for the amount the Member received with knowledge of facts indicating that the distribution was made in violation of the Agreement or the Act.

     6.15 Return of Distributions. Except for Distributions made in violation of the Act or this Agreement, no Member or Economic Interest Owner shall be obligated to return any Distribution to the Company or pay the amount of any Distribution for the account of the Company or to any creditor of the Company. The amount of any Distribution returned to the Company by a Member or Economic Interest Owner or paid by a Member or Economic Interest Owner for the account of the Company or to a creditor of the Company shall be added to the account or accounts from which it was subtracted when it was distributed to the Member or Economic Interest Owner.

                                   ARTICLE 7.
                      TRANSFER AND ASSIGNMENT OF INTERESTS

     7.1 Transfer and Assignment of Interests. No Member shall be entitled to transfer, assign, convey, sell, encumber or in any way alienate all or any part of its, his or her Membership Interest except with the prior written consent of the Supermajority Interest, which consent may be given or withheld, conditioned or delayed (as allowed by this Agreement or the Act), as the Supermajority Interest may determine. Transfers in violation of this Article 7 shall only be effective to the extent set forth in Section 7.7. After the consummation of any transfer of any part of a Membership Interest, the Membership Interest so transferred shall continue to be subject to the terms and provisions of this Agreement and any further transfers shall be required to comply with all the terms and provisions of this Agreement.

     7.2 Further Restrictions on Transfer of Interests. In addition to other restrictions found in this Agreement, no Member


9512900003-629491.7
                                       23.

shall transfer, assign, convey, sell, encumber or in any way alienate all or any part of its, his or her Membership Interest: (i) without registration under applicable federal and state securities laws, or if requested by the Manager, unless the Member delivers an opinion of counsel satisfactory to the Manager that registration under such laws is not required; and (ii) if the Membership Interest to be transferred, assigned, sold or exchanged, when added to the total of all other Membership Interests sold or exchanged in the preceding twelve (12) consecutive months prior thereto, would cause the termination of the Company under the Code, as determined by the Manager.

     7.3 Substitution of Members. A transferee of a Membership Interest shall have the right to become a substitute Member only if (i) the requirements of Sections 7.1 and 7.2 relating to consent of Members, securities and tax requirements hereof are met, (ii) such Person executes an instrument reasonably satisfactory to the Manager accepting and adopting the terms and provisions of this Agreement, and (iii) such person pays any reasonable expenses in connection with his or her admission as a new Member. The admission of a substitute Member shall not result in the release of the Member who assigned the Membership Interest from any liability that such Member may have to the Company.

     7.4 Intentionally Omitted.

     7.5 Effective Date of Permitted Transfers. Any permitted transfer of all or any portion of a Membership Interest shall be effective on the first day of the month following the date upon which the requirements of Sections 7.1, 7.2 and/or
7.3 have been met. The Manager shall provide the Members with written notice of such transfer as promptly as possible after the requirements of Sections 7.1,
7.2 and/or 7.3 have been met. Any transferee of a Membership Interest shall take subject to the restrictions on transfer imposed by this Agreement.

     7.6 Rights of Legal Representatives. If a Member who is an individual dies or is adjudged by a court of competent jurisdiction to be incompetent to manage the Member's person or property, the Member's executor, administrator, guardian, conservator, or other legal representative may exercise all of the Member's rights for the purpose of settling the Member's estate or administering the Member's property, including any power the Member has under the Articles or this Agreement to give an assignee the right to become a Member. If a Member is a corporation, trust, or other entity and is dissolved or terminated, the powers of that Member may be exercised by his or her legal representative or successor.

     7.7 No Effect to Transfers in Violation of Agreement. Upon any transfer of a Membership Interest in violation of this Article 7, the transferee shall have no right to vote or participate in the management of the business, property and affairs of the Company or to exercise any rights of a Member. Such transferee shall only be entitled to become an Economic Interest Owner and thereafter shall only receive the share of the Company's taxable income, taxable loss and Distributions of the Company's assets to which the transferor of such Economic Interest would otherwise be entitled. Notwithstanding the immediately preceding sentences, if, in the determination of the Manager, a transfer in violation of this Article 7 would cause the termination of the Company under Section 708(b) of the Code, in the sole discretion of the Manager, the transfer shall be null and void and the purported transferee shall not become either a Member or an Economic Interest Owner.


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                                       24.

     7.8 Right to Purchase Non-Economic Interest. Upon and contemporaneously with any transfer, assignment, conveyance or sale (whether arising out of an attempted charge upon that Member's Economic Interest by judicial process, a foreclosure by creditor of the Member or otherwise) of all or any portion of a Member's Economic Interest which does not at the same time transfer the balance of the rights associated with the Membership Interest transferred by the Member (including, without limitation, the rights of the Member to vote or participate in the management of the business, property and affairs of the Company), the Company shall purchase from the Member, and the Member shall sell to Company for a purchase price of $1 for each Percentage Interest transferred, all remaining rights and interests retained by the Member that immediately before the transfer, assignment, conveyance or sale were associated with the transferred Economic Interest. Such purchase and sale shall not, however, result in the release of the Member from any liability to the Company as a Member. Each Member acknowledges and agrees that the right of the Company to purchase such remaining rights and interests from a Member who transfers a Membership Interest in violation of this Article 7 is not unreasonable under the circumstances existing as of the date hereof.

     7.9 Right of First Refusal. Each time a Member proposes to transfer, assign, convey, sell, encumber or in any way alienate all or any part of its, his or her Membership Interest (or as required by operation of law or other involuntary transfer to do so), such Member shall first offer such Membership Interest to the Company and the non-transferring Members in accordance with the following provisions:

          7.9(a) Such Member shall deliver a written notice to the Company and the other Members stating (i) such Member's bona fide intention to transfer such Membership Interest, (ii) the name and address of the proposed transferee, (iii) the Membership Interest to be transferred, and (iv) the purchase price and terms of payment for which the Member proposes to transfer such Membership Interest.



9512900003-629491.7
                                       25.

          7.9(b) Within thirty (30) days after receipt of the notice described in Section 7.9(a), each non-transferring Member shall notify the Manager in writing of its, his or her desire to purchase a portion of the Membership Interest being so transferred. The failure of any Member to submit a notice within the applicable period shall constitute an election on the part of that Member not to purchase any of the Membership Interest which may be so transferred. Each Member so electing to purchase shall be entitled to purchase a portion of such Membership Interest in the same proportion that such Member's Percentage Interest bears to the aggregate of the Percentage Interests of all of the Members electing to so purchase the Membership Interest being transferred (the "Pro Rata Share"). In the event any Member elects to purchase less than all of its, his or her Pro Rata Share, then the other Members can elect to purchase more than their Pro Rata Share. If such Members fail to purchase the entire Membership Interest being transferred, the Company may purchase any remaining share of such Membership Interest.

          7.9(c) Within ninety (90) days after receipt of the notice described in Section 7.9(a) the Company and the Members electing to purchase such Membership Interest shall have the first right to purchase or obtain such Membership Interest upon the price and terms of payment designated in such notice. If such notice provides for the payment of non-cash consideration, the Company and such purchasing Members each may elect to pay the consideration in cash equal to the good faith estimate of the present fair market value of the non-cash consideration offered.

          7.9(d) If the Company and/or the other Members elect not to purchase all of the Membership Interest designated in such notice, then the transferring Member may transfer the Membership Interest described in the notice to the proposed transferee, providing such transfer (i) is completed within thirty (30) days after the expiration of the Company's and the other Members' right to purchase such Membership Interest, (ii) is made at the price and terms designated in such notice, and (iii) the requirements of Sections 7.1 and 7.2 relating to consent of the Members, securities and tax requirements hereof are met. If such Membership Interest is not so transferred, the transferring Member must give notice in accordance with this Section prior to any other or subsequent transfer of such Membership Interest.

                                   ARTICLE 8.
                       CONSEQUENCES OF DEATH, DISSOLUTION,
                            RETIREMENT OR BANKRUPTCY

     8.1 Dissolution Event. Upon the occurrence of any Dissolution Event, the Company shall dissolve unless the remaining members ("Remaining Members") holding a Majority Interest of the remaining Membership Interests consent within ninety (90) days of the Dissolution Event to the continuation of the business of the Company. In the event of a Dissolution Event with respect to the Manager or the termination of the Management Agreement due to the fault of Manager, the Manager hereby agrees that it shall sell its entire Membership Interest in the Company back to the Company for the sum of One Dollar ($1), it being the agreement of the Members that any voluntary withdrawal, retirement, resignation of the Manager or removal of the Manager for Good Cause as set forth in the Management Agreement and Section 5.2(c), which shall be an expulsion, or the bankruptcy or dissolution of the Manager or the termination of the Management Agreement due to the fault of Manager, so that the Manager no longer performs its obligations hereunder and under the Management Agreement, is an event which would cause such harm to the Company that such purchase is a fair payment to the Manager for its Membership Interest and not a penalty or forfeiture. In the event that the Remaining Members vote by a Majority Interest to continue the Company, the Remaining Members voting by a Majority Interest shall elect a new Manager.


9512900003-629491.7
                                       26.

     8.2 Withdrawal. A Member shall not have the right to withdraw from the Company except as provided in Section 4.3. If a Member withdraws as provided in
Section 4.3, it, he or she will be treated as a Former Member. In the event of the occurrence of an event described in Section 1.13 to a Member who is not a Manager, the Member or his successor-in-interest shall become a Former Member and shall only have an Economic Interest and not a Membership Interest as described in Sections 7.6 and 7.7 unless the Members consent to the admission of a successor-in-interest pursuant to Article 7.

     8.3 Buyout Right.

          8.3(a) In the event that the Minimum Return Event has occurred, the Manager has the option exercisable for the five-year period commencing on the first day of the fiscal year after the Minimum Return Event was achieved to purchase the Membership Interests of the Members other than the Manager for the sum of $2,000,000 (the "Purchase Price") which shall be paid to such Members in the ratio of their Percentage Interests. The Purchase Price will be reduced during the Option Period by an amount equal to 20.833% of the Distributions under Section 6.12(d) during the Option Period. The option will expire in the event that fifty percent (50%) of the Distributions under Section 6.12(d) in any two years of the Option Period are less than the sum of $200,000 per year. In the event fifty percent (50%) of the Distributions under Section 6.12(d) are less than $200,000 in a single year during the Option Period, and the option is thereafter exercised, the Purchase Price will be increased by the amount by which the sum of $200,000 exceeds fifty percent (50%) of the Distributions under
     Section 6.12(d) for such year.

          8.3(b) In the event the Manager determines to exercise the option, the Manager shall send a written notice to each of the Members specifying a closing date of not more than 60 days from the exercise of the option and setting forth the computation of the Purchase Price. At the closing, the Manager shall pay the Purchase Price in cash, and the Members shall perform all such acts and execute all such documents and assurances as reasonably may be required by Manager, to convey to Manager the Membership Interests in the Company free and clear of all liens, claims or encumbrances.


9512900003-629491.7
                                       27.

                                   ARTICLE 9.
                    ACCOUNTING, RECORDS, REPORTING BY MEMBERS

     9.1 Books and Records. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with Generally Accepted Accounting Principles. The books and records of the Company shall reflect all the Company transactions and shall be appropriate and adequate for the Company's business. The Company shall maintain at its principal office all of the following:

          9.1(a) A current list of the full name and last known business or residence address of each Member and Economic Interest Owner set forth in alphabetical order, together with the Capital Contributions, Capital Account and Percentage Interest of each Member and Economic Interest Owner;

          9.1(b) A current list of the full name and business or residence address of each Manager;

          9.1(c) A copy of the Articles and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed;

          9.1(d) Copies of the Company's federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years;

          9.1(e) A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

          9.1(f) Copies of the financial statements of the Company, if any, for the six most recent Fiscal Years; and

          9.1(g) The Company's books and records as they relate to the internal affairs of the Company for at least the current and past four Fiscal Years.

     9.2 Delivery to Members and Inspection.



9512900003-629491.7
                                       28.

          9.2(a) (i) Upon the request of any Member or Economic Interest Owner for purposes reasonably related to the interest of that Person as a Member or Economic Interest Owner, the Manager shall promptly deliver to the requesting Member or Economic Interest Owner, at the expense of the Company, a copy of the information required to be maintained by Sections 9.1(a), (b) and (d).

               (ii) The Manager shall deliver to the Members at least quarterly copies of the financial statements of the Company for the most recent quarter and the year to date, containing at least a balance sheet, profit and loss statement, and Manager's narrative explanation.

          9.2(b) Each Member, Manager and Economic Interest Owner has the right, upon reasonable request for purposes reasonably related to the interest of the Person as Member, Manager or Economic Interest Owner, to:

               (i) inspect and copy during normal business hours any of the Company records described in Sections 9.1(a) through (g); and

               (ii) obtain from the Manager, promptly after their becoming available, a copy of the Company's federal, state, and local income tax or information returns for each Fiscal Year.

          9.2(c) Any request, inspection or copying by a Member or Economic Interest Owner under this Section 9.2 may be made by that Person or that Person's agent or attorney.

     9.3 Annual Statements.

          9.3(a) The Manager shall cause to be prepared at least annually, at Company expense, information necessary for the preparation of the Members' federal and state income tax returns. The Manager shall send or cause to be sent to each Member or Economic Interest Owner as soon as practicable after the end of each fiscal year such information as is necessary to complete federal and state income tax or information returns, and, a copy of the Company's federal, state, and local income tax or information returns for that year.

          9.3(b) The Manager shall cause to be filed at least annually with the California Secretary of State the report required under Section 17060 of the Act.

     9.4 Financial and Other Information. The Manager shall provide such financial and other information relating to the Company or any other Person in which the Company owns, directly or indirectly, an equity interest, as a Member may reasonably request. The Manager shall distribute to the Members, promptly after the preparation or receipt thereof by the Manager, any financial or other information relating to any Person in which the Company owns, directly or indirectly, an equity interest, including any filings by such Person under the Securities Exchange Act of 1934, as amended, that is received by the Company with respect to any equity interest of the Company in such Person.


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                                       29.

     9.5 Filings. The Manager, at Company,expense, shall cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities. The Manager, at Company expense, shall also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, amendments to, or restatements of, the Articles and all reports required to be filed by the Company with those entities under the Act or other then current applicable laws, rules, and regulations. If a Manager required by the Act to execute or file any document fails, after demand, to do so within a reasonable period of time or refuses to do so, any other Manager or Member may prepare, execute and file that document with the California Secretary of State.

     9.6 Bank Accounts. The Manager shall maintain the funds of the Company in one or more separate bank accounts in the name of the Company, and shall not permit the funds of the Company to be commingled in any fashion with the funds of any other Person.

     9.7 Accounting Decisions and Reliance on Others. All decisions as to accounting matters, except as otherwise specifically set forth herein, shall be made by the Manager. The Manager may rely upon the advice of his accountants as to whether such decisions are in accordance with accounting methods followed for federal income tax purposes.

     9.8 Tax Matters for the Company Handled by HOTEL EQUITY FUND III, L.P.. HOTEL EQUITY FUND III, L.P. shall from time to time cause the Company to make such tax elections as it deems to be in the best interests of the Company and the Members. HOTEL EQUITY FUND III, L.P. shall be designated as "Tax Matters Partner" (as defined in Code Section 6231), to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including resulting judicial and administrative proceedings, and to expend the Company funds for professional services and costs associated therewith. In its capacity as "Tax Matters Partner", HOTEL EQUITY FUND III, L.P. shall oversee the Company tax affairs in the overall best interests of the Company.

     9.9 Tax Status and Returns.

          9.9(a) Accountants. The Company's accountant shall be selected by the Manager.



9512900003-629491.7
                                       30.

          9.9(b) Status as Company for Tax Purposes. Any provision hereof to the contrary notwithstanding, solely for United States federal income tax purposes, each of the Members hereby confirms that the Company will be subject to all provisions of Subchapter K of Chapter 1 of Subtitle A of the Code; provided, however, the filing of U.S. Partnership Returns of Income shall not be construed to extend the purposes of the Company or expand the obligations or liabilities of the Members.

     9.10 Tax Withholding.

          9.10(a) The Manager is authorized and directed to cause the Company to withhold from or pay on behalf of any Member the amount of federal, state, local or foreign taxes that the Manager, after consultation with such Member, reasonably believes the Company is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement, including, without limitation, any taxes required to be paid by the Company pursuant to Code Sections 1441, 1442, 1445 or 1446 and any taxes imposed by any state or other taxing jurisdiction on the Company as an entity. Without limiting the foregoing, the Manager shall cause the Company to withhold (and remit to the appropriate governmental authority), from amounts otherwise distributable to a Member, any taxes that such Member notifies the Manager in writing should be withheld, which notice shall be given by any Member who becomes aware of any withholding obligation to which it is subject and shall specifically set forth, inter alia, the rate at which tax should be withheld and the name and address to which any amounts withheld should be remitted.

          9.10(b) If the Company is required to withhold and pay over to taxing authorities amounts on behalf of a Member exceeding available amounts then remaining to be distributed to such Member, such payment by the Company shall constitute a loan to such Member that is repayable by the Member on demand, together with interest at the applicable federal rate determined from time to time under Code Section 7872(f)(2) or the maximum rate permitted under applicable law, whichever is less, calculated upon the outstanding principal balance of such loan as of the first day of each month. Any such loan shall be repaid to the Company, in whole or in part, as determined by the Manager in its sole discretion, either (i) out of any distributions from the Company which the Member is (or becomes) entitled to receive, or (ii) by the Member in cash upon demand by the Member (said Member bearing all of the Company's costs of collection, including reasonable attorneys' fees, if payment is not remitted promptly by the Member after such a demand for payment).

          9.10(c) Each Member agrees to cooperate fully with all efforts of the Company to comply with its tax withholding and information reporting obligations and agrees to provide the Company with such information as the Manager may reasonably request from time to time in connection with such obligations.


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     9.11 The Manager shall prepare a Construction Budget for the opening of the restaurant  and  deliver  such  Construction  Budget  to the  Members  at  least
concurrently   with  the  delivery  of  the  detailed   preliminary   plans  and
specifications required under paragraph 3 of the Lease. The Majority Interest of the Members must approve such Construction Budget concurrently with the approval of the Landlord of the Tenant's Plans under paragraph 3 of the Lease. The
Manager may not call for Initial Capital Contributions from the Members in excess of $50,000 prior to the approval by the Supermajority Interest of the Construction Budget and approval by the Landlord under paragraph 3 of the Lease. In the event that Landlord does not approve of the Company's plans and
specifications   or  the   Supermajority   Interest  does  not  approve  of  the
Construction Budget, the Company shall dissolve with no further obligations on behalf of the Members or the Manager. In such event, any remaining assets of the Company shall be distributed to the Members in the ratio of their Percentage Interests.

     9.12 The Manager shall present an annual operating budget and annual capital improvements budget in December of each year for the following year which must be approved by the Majority Interest pursuant to Section 4.7.

                                   ARTICLE 10.
                           DISSOLUTION AND WINDING UP

     10.1 Dissolution. The Company shall be dissolved, its assets shall be disposed of, and its affairs wound up on the first to occur of the following:

          10.1(a) Upon the happening of any event of dissolution specified in the Articles;

          10.1(b) Upon the entry of a decree of judicial dissolution pursuant to the Act;

          10.1(c) Upon the vote of the Members holding the Percentage Interests set forth in Section 4.7;

          10.1(d) The occurrence of a Dissolution Event and the failure of the Remaining Members to consent in accordance with Section 8.1 to continue the business of the Company within ninety (90) days after the occurrence of such event; or

          10.1(e) The sale of all or substantially all of the assets of the Company.

     10.2 Certificate of Dissolution. As soon as possible following the occurrence of any of the events specified in Section 10.1, the Manager if he has not wrongfully dissolved the Company or the Members, if he has shall execute a Certificate of Dissolution in such form as shall be prescribed by the California Secretary of State and file the Certificate as required by the Act.


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     10.3  Winding Up. Upon the  occurrence  of any event  specified  in Section
10.1, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors. The Manager if he has not wrongfully dissolved the Company, or if he has, then the Members, shall be responsible for overseeing the winding up and liquidation of Company, shall take full account of the liabilities and assets of the Company, shall either cause its assets to be sold or distributed, and if sold (as promptly as is consistent with obtaining the fair market value thereof) shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in Section 10.5. The Persons winding up the affairs of the Company shall give written notice of the commencement of winding up by mail to all known creditors and claimants whose addresses appear on the records of the Company.

     10.4 Distributions in Kind. Any non-cash asset distributed to one or more Members shall first be valued at its fair market value to determine the taxable income or taxable loss that would have resulted if such asset were sold for such value, such taxable income or taxable loss shall then be allocated pursuant to
Article 6, and the Members' Capital Accounts shall be adjusted to reflect such allocations. The amount distributed and charged to the Capital Account of each Member receiving an interest in such distributed asset shall be the fair market value of such interest (net of any liability secured by such asset that such Member assumes or takes subject to). The fair market value of such asset shall be determined by the Manager or by the Members or if any Member objects by an independent appraiser (any such appraiser must be recognized as an expert in valuing the type of asset involved) selected by the Manager or liquidating trustee and approved by the Members.

     10.5 Order of Payment and Distribution Upon Dissolution. Upon a dissolution of the Company, the Members shall take or cause to be taken a full account of the Company's assets and liabilities as of the date of such dissolution and shall proceed with reasonable promptness to liquidate the Company's assets and to terminate its business. The cash proceeds from the liquidation, as and when available therefor, shall be applied in the following order of priority:

          10.5(a) to the payment of all taxes, debts and other obligations and liabilities of the Company and the necessary expenses of liquidation; provided, however, that all debts, obligations and other liabilities of the Company as to which personal liability exists with respect to any Member shall be satisfied, or a reserve shall be established therefor, prior to the satisfaction of any debt, obligation or other liability of the Company as to which no such personal liability exists; and provided, further, that where a contingent debt, obligation or liability exists, a reserve, in such amount as the Manager deems reasonable and appropriate, shall be established to satisfy such contingent debt, obligation or liability, which reserve shall be distributed as provided in this subsection (a) only upon the termination of such contingency;


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          10.5(b) the balance,  if any,  shall be  distributed to the Members in accordance with the Capital Accounts.

     10.6 Limitations on Payments Made in Dissolution. Except as otherwise specifically provided in this Agreement, each Member shall only be entitled to look solely at the assets of Company for the return of its, his or her positive Capital Account balance and shall have no recourse for its, his or her Capital Contribution and/or share of taxable income (upon dissolution or otherwise) against the Manager or any other Member except as provided in Article 11.

     10.7 Certificate of Cancellation. The Manager or Members who filed the Certificate of Dissolution shall cause to be filed in the office of, and on a form prescribed by, the California Secretary of State, a certificate of cancellation of the Articles upon the completion of the winding up of the affairs of the Company.

     10.8 No Action for Dissolution. Except as expressly permitted in this Agreement, a Member shall not take any voluntary action that directly causes a Dissolution Event. The Members acknowledge that irreparable damage would be done to the goodwill and reputation of the Company if any Member should bring an action in court to dissolve the Company under circumstances where dissolution is not required by Section 10.1. This Agreement has been drawn carefully to provide fair treatment of all parties and equitable payment in liquidation of the Economic Interests. Accordingly, except where the Manager has failed to liquidate the Company as required by this Article 10, each Member hereby waives and renounces his or her right to initiate legal action to seek the appointment of a receiver or trustee to liquidate the Company or to seek a decree of judicial dissolution of the Company on the ground that (a) it is not reasonably practicable to carry on the business of the Company in conformity with the Article or this Agreement, or (b) dissolution is reasonably necessary for the protection of the rights or interests of the complaining Member. Damages for breach of this Section 10.8 shall be in monetary damages only (and not specific performance) and the damages may be offset against distributions by the Company to which such Member would otherwise be entitled.



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                                   ARTICLE 11.
                          INDEMNIFICATION AND INSURANCE

     11.1 Indemnification of Agents. The Company shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a Member, Manager, officer, employee or other agent of the Company or that, being or having been such a Member, Manager, officer, employee or agent, he or she is or was serving at the request of the Company as a manager, director, officer, employee or other agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereinafter as an "agent"), to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit.

     11.2 Insurance. The Company shall have the power to purchase and maintain insurance on behalf of any Person who is or was an agent of the Company against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person's status as an agent, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of Section 11.1 or under applicable law.

     11.3 Type of Insurance. Manager shall at all times during the term of this Agreement, procure and maintain insurance as required by the Lease.

     11.4 Policies and Endorsements.

          11.4(a) The reasonable cost of all such insurance policies shall be an expense chargeable to the Company. If any such policy of insurance covers properties other than, or afford protection in connection with activities occurring other than in connection with, the Premises, only an allocable portion, reasonably determined by Manager, of the cost of such insurance shall be an expense chargeable to the Premises.

          11.4(b) All insurance provided for under Section 11 of this Agreement shall be effected by policies issued by insurance companies of good national reputation and adequate financial responsibility, licensed to do business in the State.

          11.4(c)  Where  permitted,  all policies of insurance  required  under
     Section 11 shall be carried in the name of Company and shall name Manager as additional named insured.



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                                       35.

                                   ARTICLE 12.
                                  MISCELLANEOUS

     12.1 Counsel to the Company. Counsel to the Company may also be counsel to any Manager or any Affiliate of a Manager. The Manager may execute, on behalf of the Company and the Members, any consent to the representation of the Company that counsel may request pursuant to the California Rules of Professional Conduct or similar rules in any other jurisdiction. By his execution hereof, each Member specifically acknowledges that Greenberg Glusker Fields Claman & Machtinger LLP has represented Lewis Wolff on an ongoing and continuous basis, and that Herzog, Fisher and Grayson has represented Manager on an ongoing and continuous basis. Since there are actual and potential conflicts of interest among the Members due to their differing classes and differing economic and management interests in the Company, each Member should have separate representation to avoid the possibility that Greenberg Glusker Fields Claman & Machtinger LLP may be influenced in its representation of the Company by its representation of Wolff and his Affiliates and that Herzog, Fisher and Grayson may be influenced in its representation of the Company by its representation of the Manager. It is possible that if each Member had separate counsel, such counsel might structure the formation of the Company and the transaction in a fashion different than the structure contemplated by the Company. By his execution hereof, each Member confirms that either he has consulted with separate counsel or has determined not to obtain such separate representation and agrees to waive any conflict which is created by the representation of Greenberg Glusker Fields Claman & Machtinger LLP of both Wolff and his Affiliates and the Company and the representation of Herzog, Fisher and Grayson of both Manager and its affiliates and the Company.

     12.2 Complete Agreement. This Agreement and the Articles constitute the complete and exclusive statement of agreement among the Members and Manager with respect to the subject matter herein and therein and replace and supersede all prior written and oral agreements or statements by and among the Members and Manager or any of them. No representation, statement, condition or warranty not contained in this Agreement or the Articles will be binding on the Members or Manager or have any force or effect whatsoever. To the extent that any provision of the Articles conflict with any provision of this Agreement, the Articles shall control.

     12.3 Binding Effect. Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and inure to the benefit of the Members, and their respective successors and assigns.

     12.4 Parties in Interest. Except as expressly provided in the Act, nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any Persons other than the Members and Manager and their respective successors and assigns nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.


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                                       36.

     12.5 Pronouns; Statutory References. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require. Any reference to the Code, the Regulations, the Act, Corporations Code or other statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

     12.6 Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

     12.7 Interpretation. In the event any claim is made by any Member relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Member or his or her counsel.

     12.8 References to this Agreement. Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated.

     12.9 Power of Attorney. To the extent not inconsistent with the terms of this Agreement, each Member hereby irrevocably constitutes and appoints the Manager his true and lawful attorney- in-fact, with full power and authority, in his name, place and stead, to make, execute, consent to, swear to, seal, acknowledge, record and file:

          12.9(a) any certificate or other instruments which may be required to be filed by the Company or the Member under the laws of the State of California or any jurisdiction in which the Company is conducting, or proposes to conduct, business;

          12.9(b) any and all amendments or modifications of the instruments described in subsection (a);

          12.9(c) all certificates and other instruments which may be required to effect the dissolution and termination of the Company pursuant to the provisions of this Agreement;

          12.9(d) subject to the provisions of Section 4.7 hereof, any deed, promissory note, deed to secure debt, bill of sale and other instruments necessary or appropriate in connection with the sale, leasing, development, operation or financing of the Company's property or any part thereof; and


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                                      37.
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          12.9(e)   all  such  other   instruments   and   agreements   as  such
     attorney-in-fact may deem necessary or desirable in order to carry out the provisions of this Agreement in accordance with its terms.

Each member hereby acknowledges and agrees that the power of attorney hereby given is a power coupled with an interest and is irrevocable.

     12.10 Disputed Matters; Arbitration. Except as otherwise provided in this Agreement, any controversy or dispute arising out of this Agreement, the interpretation of any of the provisions hereof, or the action or inaction of any Member or Manager hereunder shall be submitted to arbitration in Los Angeles, California before a retired California Superior Court or Court of Appeal judge selected by the American Arbitration Association under the commercial arbitration rules then obtaining of said Association. Any award or decision obtained from any such arbitration proceeding shall be final and binding on the parties, and judgment upon any award thus obtained may be entered in any court having jurisdiction thereof. No action at law or in equity based upon any claim arising out of or related to this Agreement shall be instituted in any court by any Member or Manager except (a) an action to compel arbitration pursuant to this Section 12.10 or (b) an action to enforce an award obtained in an arbitration proceeding in accordance with this Section 12.10.

     12.11 Exhibits. All Exhibits attached to this Agreement. are incorporated and shall be treated as if set forth herein.

     12.12 Severability. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid shall not be affected thereby.

     12.13 Additional Documents and Acts. Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby. In particular, each Member agrees that to the extent required by any licensing authorities or any other public authority, such Member shall cooperate and make available all reasonably necessary information and execute all necessary documents to enable the Company to qualify for and obtain all required licenses.


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     12.14  Notices.  Any notice to be given or to be served upon the Company or any party hereto in connection with this Agreement must be in writing (which may include facsimile) and will be deemed to have been given and received when delivered to the address specified by the party to receive the notice. Such notices will be given to a Member or Manager at the address specified in Schedule A hereto. Any party may, at any time by giving five (5) days prior written notice to the other parties, designate any other Address in substitution of the foregoing address to which such notice will be given.

     12.15 Amendments. All amendments to this Agreement will be in writing and approved as set forth in Section 4.7.

     12.16 Reliance on Authority of Person Signing Agreement. If a Member is not a natural person, neither the Company nor any Member will (a) be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such individual or
(b) be responsible for the application or distribution of proceeds paid or credited to individuals signing this Agreement on behalf of such entity.

     12.17 No Interest in Company Property; Waiver of Action for Partition. No Member or Economic Interest Owner has any interest in specific property of the Company. Without limiting the foregoing, each Member and Economic Interest Owner irrevocably waives during the term of the Company any right that he or she may have to maintain any action for partition with respect to the property of the Company.

     12.18 Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     12.19 Attorney Fees. In the event that any dispute between the Company and the Members or among the Members should result in litigation or arbitration, the prevailing party in such dispute shall be entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including without limitation, reasonable attorneys' fees and expenses.

     12.20 Time is of the Essence. All dates and times in this Agreement are of the essence.

     12.21 Remedies Cumulative. The remedies under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.



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     12.22  Governing  Law. The local,  internal laws of  California  govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the Members. The Members agree that any appropriate state or federal district court located in Los Angeles County, California, shall have sole and exclusive jurisdiction over any case or controversy arising hereunder and shall be the proper forum in which to adjudicate such case or controversy. No attorney shall be precluded from representing a Member in connection with any case, claim, controversy or dispute because of having represented the Company and/or Manager.

     IN WITNESS WHEREOF, all of the Members of SAN JOSE GRILL LLC, a California limited liability company, have executed this Agreement, effective as of the date written above.

                               GRILL CONCEPTS, INC.



                               By:
                                  -----------------------------
                               Its:
                                  -----------------------------


                               HOTEL EQUITY FUND III, L.P.,
                               a Delaware limited partnership


                               By Hotel Capital Partners III, L.P.,
                               a Delaware limited partnership
                               Its General Partner


                               By MW Partners III, L.L.C.,
                               a Delaware limited liability company
                               Its Administrative General Partner


                               By:
                                  ----------------------------
                                 One of Its Members




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                                       40.
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                                   SCHEDULE A




 Member                    Capital Contribution   Member's Percentage Interest
-----------                --------------------   ----------------------------

Grill Concepts, Inc.             $200,200                 50.05
11661 San Vicente Blvd.
Suite 404
Los Angeles, CA  90049


HOTEL EQUITY FUND III, L.P.      $199,800                 49.95
c/o Wolff DiNapoli, L.L.C.
11828 La Grange Avenue
Suite 200
Los Angeles, CA  90025



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